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                          ARTICLES OF INCORPORATION OF

                           MERRILL REAL ESTATE COMPANY

         The undersigned incorporator, being a natural person 18 years of age or older, in order to form a corporate entity under Minnesota Statutes, Chapter 302A, hereby adopts the following Articles of Incorporation:

                                 ARTICLE I.

         The name of this corporation is MERRILL REAL ESTATE COMPANY.

                                 ARTICLE II.

         The registered office of this corporation is located at One Merrill Circle, Energy Park, St. Paul, Minnesota 55108.

                                 ARTICLE III.

         The corporation is authorized to issue an aggregate total of twenty-five thousand (25,000) shares.

                                 ARTICLE IV.

         The name and address of the incorporator is: Marvin A. Liszt, 9855 West 78th Street, Suite 210, Eden Prairie, Minnesota 55344.


                                                /s/ Marvin A. Liszt
                                                ------------------------------
                                                    Marvin A. Liszt

STATE OF MINNESOTA         )
                           )ss.
COUNTY OF HENNEPIN         )

         The foregoing instrument was acknowledged before me this 10th day of July, 1995, by Marvin A. Liszt, incorporator.


                                                 /s/ Lori A. Garceau
                                                -------------------------------
                                                      Notary Public